Exhibit 10.4

Mr. Benjamin Sexson

22655 Napoli

Laguna Hills, CA 92653

Dear Ben,

Per the board email exchange with Rick Van Kirk and Doug Unis on May 30th, 2020 regarding your employment contract dated April 29, 2018 and later amended on October 17, 2018 and April 30th 2019, the board has agreed that the date by which a financing occur for both consideration of the Base Salary and Performance Bonuses in your employment contract be amended to April 23rd, 2020, the date on which the gross proceeds from equity issuances surpassed $5,000,000. The board furthermore acknowledges that you have achieved your performance goals and milestones with the successful closing of a Preferred Round for payment of the bonus as described. Congratulations!

Sincerely,

Monogram Orthopaedics Inc.

By:	/s/ Doug Unis
Name:	Doug Unis
Title:	Founder, CMO & Board Member
Date:	6/1/2020

By:	/s/ Rick Van Kirk
Name:	Rick Van Kirk
Title:	Board Member
Date:	5/31/2020

Accepted and Agreed:

/s/ Benjamin Sexson
Benjamin Sexson
Date: 5/31/2020